As filed with the Securities and Exchange Commission on March 12, 2008
Registration No. 333-145996

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM F-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NICE-SYSTEMS LTD.
(Exact name of Registrant as specified in its charter and translation of Registrant’s name into English)

Israel	N/A
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

8 Hapnina Street
P.O. Box 690
Ra'anana 43107, Israel
972-9-775-3522
(Address and telephone number of Registrant's principal executive offices)

NICE Systems Inc.
301 Route 17 North
Rutherford, New Jersey 07070
Attention: David Ottensoser
(201) 964-2600
(Name, address and telephone number of agent for service)

with copies to:

Kenneth L. Henderson, Esq.	Oded Eran, Adv.
Gary W. Wolff, Esq.	Adam M. Klein, Adv.
Bryan Cave LLP	Goldfarb, Levy, Eran, Meiri & Co.
1290 Avenue of the Americas	2 Weizmann Street
New York, New York 10104	Tel Aviv 64239, Israel
(212) 541-2000	972-3-608-9999

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF UNSOLD SECURITIES AND WITHDRAWAL OF REGISTRATION STATEMENT

        This Post-Effective Amendment No. 1 relates to the registration statement on Form F-3 (File No. 333-145996) (the “Registration Statement”) of NICE-Systems Ltd. (the “Company”) pertaining to the resale of American Depositary Shares (“ADSs”), each representing one of the Company’s Ordinary Shares, held by selling securityholders listed therein (the “Selling Securityholders”), which was filed with the Securities and Exchange Commission and became effective on September 12, 2007.

        The Company’s contractual obligation to maintain the effectiveness of this Registration Statement with respect to the ADSs held by the Selling Securityholders has terminated and the Company wishes to discontinue the effectiveness of the Registration Statement. As a result and pursuant to the Company’s undertaking in Item 10 of Part II of this Registration Statement, the Company hereby withdraws this Registration Statement, including all amendments, prospectus supplements and exhibits thereto, with respect to the unsold portion of securities registered in the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, NICE-SYSTEMS LTD. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ra’anana, Israel on March 12, 2008.

NICE-SYSTEMS LTD. By: /s/ Haim Shani —————————————— Haim Shani Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title(s)	Date

*	Chairman of the Board of Directors	March 12, 2008
Ron Gutler

/s/ Haim Shani	Chief Executive Officer	March 12, 2008
Haim Shani	(Principal Executive Officer)

/s/ Dafna Gruber	Corporate Vice President and	March 12, 2008
Dafna Gruber	Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

*	Vice-Chairman of the Board of Directors	March 12, 2008
Joseph Atsmon

*	Director	March 12, 2008
Rimon Ben-Shaoul

*	Director	March 12, 2008
Yoseph Dauber

*	Director	March 12, 2008
Dan Falk

Director
John Hughes
Director
Yocheved Dvir

* By: /s/ Haim Shani
Haim Shani
Attorney-in-Fact

Authorized Representative in the United States: NICE SYSTEMS INC. By: /s/ David Ottensoser —————————————— David Ottensoser Corporate Secretary	March 12, 2008